Exhibit 99.1

CERTIFICATION OF PERIODIC FINANCIAL REPORTS

Pursuant to 18 U.S.C. Section 1350, the undersigned, Chairperson of the PSI Plan Administrator for the PSI 401(k) Plan (the “Plan”), hereby certifies that the accompanying Annual Report on Form 11-K for the year ended December 31, 2002 (the “Report”) for the Plan fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Plan.

June 26, 2003

By:	/s/ JUDITH Y. VANCE
Judith Y. Vance
Executive Vice President, PSI Human Resources
Chairperson of the PSI Plan Administrator

The foregoing certification is being furnished solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Report or as a separate disclosure document. This certification shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (“Exchange Act”) or otherwise subject to liability under that section. This certification shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or the Exchange Act except to the extent this Exhibit 99.1 is expressly and specifically incorporated by reference in any such filing.

A signed original of this written statement required by Section 906 has been provided to Prudential Financial, Inc. and will be retained by it and furnished to the Securities and Exchange Commission or its staff upon request.